                                               [INSERT ZURICH LIFE GRAPHIC HERE]

Federal Kemper Life Assurance Company
A Stock Life Insurance Company
1600 McConnor Parkway
Schaumburg, Illinois 60196-6801
(847) 874-4000



RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this contract You may return it to Us or to the representative through whom it was purchased. Immediately upon Our receipt, this contract will be voided as if it had never been in force. All Purchase Payments allocated to the Fixed Account plus the Separate Account Contract Value computed at the end of the Valuation Period following Our receipt of this contract will then be refunded within 10 days.

We agree to pay an Annuity to the Owner provided this contract is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this contract.

This contract is issued in consideration of the initial Purchase Payment. The provisions on this cover and the pages that follow are part of this contract.

Signed for Federal Kemper Life Assurance Company at its home office in Schaumburg, Illinois.

/s/ Debra P. Ryabeck                                       /s/ Jae K. Caruso
     Secretary                                                  President


FLEXIBLE PREMIUM, FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

NON-PARTICIPATING

THE INITIAL INTEREST RATE IS GUARANTEED FOR ONLY A LIMITED PERIOD OF TIME. WITHDRAWALS MAY BE SUBJECT TO A WITHDRAWAL CHARGE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

This a legal contract between the Owner and Federal Kemper Life Assurance
Company

READ YOUR CONTRACT CAREFULLY.

                                TABLE OF CONTENTS

                                                                  Page
CONTRACT SCHEDULE                                                Follows Table of Contents

DEFINITIONS                                                      1-2

GENERAL PROVISIONS                                               3
  The Entire Contract                                            3
  Modification of Contract                                       3
  Incontestability                                               3
  Change of Annuity Date                                         3
  Assignment                                                     3
  Due Proof of Death                                             3
  Reserves, Contract Values and Death Benefits                   3
  Non-Participating                                              3
  Reports                                                        3
  Premium Taxes                                                  3
  Creditors                                                      3

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                      4
  Owner                                                          4
  Change of Ownership                                            4
  Beneficiary Designation and Change of Beneficiary              4
  Death of Beneficiary                                           4
  Annuitant                                                      4

PURCHASE PAYMENT PROVISIONS                                      5
  Purchase Payment Limitations                                   5
  Purchase Payment Bonus                                         5
  Place of Payment                                               5

FIXED ACCOUNT PROVISIONS                                         5
  Fixed Account Contract Value                                   5

VARIABLE ACCOUNT PROVISIONS                                      6-7
  Separate Account                                               6
  Liabilities of the Separate Account                            6
  Subaccounts                                                    6
  Fund                                                           6
  Rights Reserved by the Company                                 6
  Accumulation Unit Value                                        6
  Investment Experience Factor                                   7

TRANSFER AND WITHDRAWAL PROVISIONS                               7-9
  Transfers During the Accumulation Period                       7
  Withdrawals During the Accumulation Period                     8
  Withdrawal Charges                                             8-9
  Transfers and Withdrawal Procedures                            9
  Deferment of Withdrawal or Transfer                            9

DEATH BENEFIT PROVISIONS                                         9-10
  Amount Payable Upon Death                                      9-10
  Payment of Death Benefits During the Accumulation Period       10
  Spousal Continuation                                           10

                                TABLE OF CONTENTS

                                                                         Page
ANNUITY PERIOD PROVISIONS                                                11-15
  Annuity Options                                                        11
  Option 1 Certain Period Annuity                                        11
  Option 2 Life Annuity                                                  11
  Option 3 Life Annuity with Installments Guaranteed                     11
  Option 4 Joint and Survivor Annuity                                    11
  Option 5 Joint and Survivor Annuity with Installments Guaranteed       11
  Other Options                                                          11
  Election of Annuity Option                                             11
  Electing a Fixed or Variable Annuity Option                            11
  Fixed Annuity                                                          12
  Variable Annuity                                                       12
  Annuity Unit Value                                                     12
  Basis of Annuity Options                                               12
  Withdrawal Charge Upon Annuitization                                   12
  Transfers Between Subaccounts                                          13
  Conversions from a Fixed Annuity Payment                               13-14
  Conversions to a Fixed Annuity Payment                                 14
  Payment of Death Benefits During the Annuity Period                    14
  Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5          15
  Supplementary Agreement                                                15
  Date of First Payment                                                  15
  Evidence of Age, Sex and Survival                                      15
  Misstatement of Age or Sex                                             15

ANNUITY OPTION TABLE                                                     Follows Page 15

ENDORSEMENTS, if any                                                     Follow Annuity Option Table

                               Contract Schedule

Contract number:                  [0003251]       Issue Date:         [May 1, 2003]

Initial Purchase Payment:         [$10,000]       Type of contract:   [Nonqualified]

Owner:                            [John Doe]

Owner date of birth
or trust inception date:          [March 04, 1968]

Annuitant:                        [John Doe]

Annuitant gender:                 [Male]

Annuitant date of birth:          [March 04, 1968]

Joint Owner:                      [None]

Joint Owner date of birth:        [N/A]

Joint Annuitant:                  [None]

Joint Annuitant gender:           [N/A]

Joint Annuitant date of birth:    [N/A]

Annuity Date:                     [May 1, 2033]

Maximum Annuity Date:             [The oldest owner's or annuitant's 90th birthdate]

Minimum Annuity Date:             [The minimum annuity date is one year from the Issue Date]

[Date of Continuance:             N/A]

( Optional Enhanced                                                                     )
( Death Benefit Rider:            Zurich Safeguard                Not Selected          )
(                                 Zurich Safeguard Plus           Selected              )

( Guaranteed Roll-Up Interest Rate Applicable to Zurich Safeguard:                      )
(                                                                                       )
(                                 Class 1 Accumulation Options          0.00%           )
(                                 Class 2 Accumulation Options          5.00%           )

Purchase payment bonus:                 Contract years 1-15:                    [4.00%]
                                        Contract years 16 and later:            [0.00%]


Agent:                            [John Smith]


3257                                                                      Page A

                               Contract Schedule

Beneficiary Information

Primary beneficiary(ies):

        [Mary Doe]


Contingent beneficiary(ies):

        [James Doe]


Fixed Account

We declare a Fixed account interest rate for each allocation to the Fixed account for an initial period when the allocation is made and at the start of each subsequent interest period. This initial interest rate will never be less than the minimum fixed account interest rate.

The initial period is:    [Through the end of the calendar month in which the allocation is made and for
                          12 additional calendar months thereafter.]

Subsequent periods are:   [12 calendar months]

The minimum guaranteed fixed account interest rate is:

                (  Contract Years       1-10      2.00%   )
                (                       11+       3.00%   )

Maximum Total Purchase Payments:                                    [$1,000,000]

Maximum Fixed Account Purchase Payments Per Contract Year:          [$100,000]

Maximum Purchase Payment Date:                                       Prior to Oldest owner or Annuitant's
                                                                     81st birthday

Minimum Initial Account Allocation:                                  [$100]

Minimum Subsequent Account Allocation:                               [$100]

Minimum Initial Purchase Payment:                              [$10,000]       Nonqualified Plans
                                                               [$2,000]        Qualified Plans

Minimum amount of Subsequent Purchase Payment:                 [$100]

Minimum Contract Value remaining after a partial withdrawal:   [$500]



3257                                                                      Page B

                               Contract Schedule

Withdrawal Charge:

            During Year                                 The Withdrawal
                                                        Charge is:

            One                                          8.00%
            Two                                          8.00%
            Three                                        7.00%
            Four                                         6.00%
            Five                                         5.00%
            Six                                          4.00%
            Seven                                        3.00%
            Eight                                        2.00%
            Nine and later                               0.00%

For purposes of determining the withdrawal charge, year one will elapse on the last day of the Contract Year in which the Purchase Payment was received. Subsequent years will elapse on the last day of each subsequent Contract Year.

Purchase Payments received on or after the 15th Contract Annuity are not subject to withdrawal charges.

Free Withdrawal Allowance:

The Free Withdrawal Allowance is an amount that may be withdrawn without a withdrawal charge each Contract Year. The Free Withdrawal Allowance is calculated each time that you make a withdrawal.

The Free Withdrawal Allowance is (a + b) multiplied by 10% - c but not less than zero, where:
     (a)  is contract value less Debt prior to the withdrawal;
     (b)  is previous partial withdrawals made during the Contract Year; and
     (c) is previous partial withdrawals made during the Contract Year that were not subject to withdrawal charges.

A daily equivalent of the following annual charges will be assessed each day on the subaccounts:

Mortality and Expense Risk Charge:        [1.00%]

Administration Charge:                    Contract years 1 - 15:  [.50%]
                                          Contract years 16 and later:    [.25%]

[Optional Enhanced Death Benefit rider charge:]    Zurich Safeguard [0.20%]
                                                   Zurich Safeguard Plus [0.35%]

The Optional Enhanced Death Benefit rider charge applies to the Class 2 accumulation options.
This charge does not apply to the Class 1 accumulation options.

Transfer Charge: We reserve the right to charge $10 for each transfer in excess of 12 in a contract year.

We will assess a Records Maintenance Charge at the end of each calendar quarter in which you participate in the Separate Account, upon a full withdrawal, and on the Annuity Date. This charge will not be assessed after the Annuity Date. This charge will be deducted on a proportional basis from amounts allocated to the Subaccounts. We reserve the right to make this deduction from the Fixed Account. The amount of this charge will depend on the amount of the Contract Value on the date the change is made:

        Amount of                               Records Maintenance
        Contract Value                          Charge

        less than $25,000                       $7.50
        $25,000 to $49,999.99                   $3.75
        $50,000 and greater                     none

                                                                          Page C

                               Contract Schedule

Initial                         Initial Annual Effective           Allocation
Allocations                     Interest Rate(s)                   Percentage(s)

Janus Aspen Worldwide Growth        N/A                               80%
Fixed Account                       3.0%                              20%


                                                                          Page D

                               Contract Schedule


Clas 1 Accumulation Options:

       Fixed Account Option
       --------------------
       (Fixed Account)


       Separate Account: (FKLA Variable Annuity Separate Account)

       Subaccounts available on the Issue Date:

       (Scudder Money Market)

















3257                                                                      Page E

                               Contract Schedule

Class 2 Accumulation Options:


        Fixed Account Option
        --------------------
        (None)


        Separate Account: (FKLA Variable Annuity Separate Account)

        Subaccounts available on the Issue Date:

        Scudder Government Securities
        Scudder High Yield
        Scudder Total Return
        Scudder Growth
        Scudder International Research
        Scudder Small Cap Growth
        Scudder Investment Grade Bond
        Scudder Small Cap Value
        Scudder Contrarian Value
        SVS Focus Value + Growth
        Scudder Technology Growth
        Scudder Bond
        Scudder Capital Growth
        Scrudder International
        Credit Suisse Warburg Pincus Trust-Emerging Markets
        Janus Aspen Balanced
        Janus Aspen Growth
        Janus Aspen Aggressive Growth
        Janus Aspen Worldwide Growth
        Pilgrim Emerging Markets Fund, Inc.
        Pilgrim Natural Resources Trust
        Fidelity VIP II Asset Manager
        Fidelity VIP II Index 500
        Fidelity VIP II Contrafund (R)
        Fidelity VIP Equity-Income
        Fidelity VIP Growth
        Alger American Growth
        Alger American Small Capitalization
        Alger American MidCap Growth
        American Century VP Income & Growth
        American Century VP Value
        The Dreyfus Socially Responsible Growth Fund, Inc.
        J.P. Morgan Small Company








3257                                                                      Page F

DEFINITIONS


                               ACCUMULATION PERIOD - The period between the
                               Issue Date and the Annuity Date.

                               ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

                               ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                               AGE - The attained age.

                               ANNIVERSARY VALUE - The Contract Value calculated on each Contract Anniversary during the Accumulation Period.

                               ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Nonqualified Plans and any reference to Annuitant shall include Joint Annuitants.

                               ANNUITY - A series of payments paid in accordance with this contract which begin on the Annuity Date.

                               ANNUITY DATE - The date on which Annuity payments begin. The original Annuity Date is the maximum Annuity Date shown in the Contract Schedule. You may change the Annuity Date as provided in this contract.

                               ANNUITY PERIOD - The period that starts on the Annuity Date.

                               ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                               CONTRACT ANNIVERSARY - An anniversary of the
                               Issue Date

                               CONTRACT OWNER, OR OWNER - See "You, Your, Yours" below

                               CONTRACT VALUE - The sum of the Fixed Account Contract Value plus the Separate Account Contract Value.

                               CONTRACT YEAR - A one year period starting on the Issue Date and successive Contract Anniversaries.

                               DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                               FIXED ACCOUNT - Our General Account to which an Owner may allocate all or a portion of Purchase Payments or Contract Value.

                               FIXED ACCOUNT CONTRACT VALUE - The value of amounts allocated under this contract to the Fixed Account.

                               FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount.

                               FREE WITHDRAWAL ALLOWANCE - Amount of Contract Value that may be withdrawn each Contract Year without incurring a withdrawal charge as described in the Contract Schedule.

                               FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                               GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account or any other Separate Account.

                               MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Contract Schedule.

                               NONQUALIFED PLAN - This contract issued other than as a Qualified Plan.

                               PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this contract provides.

                               QUALIFIED PLAN - A contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

                               If this contract is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                               RECORDS MAINTENANCE CHARGE - A charge assessed against Your contract as specified in the Contract Schedule.

                               SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and identified in the Contract Schedule.

                               SEPARATE ACCOUNT CONTRACT VALUE - The sum of the Subaccount Values of this contract on a Valuation Date.

                               SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund.

                               SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

                               VALUATION DATE - Each business day that
                               applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                               VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                               VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                               WE, OUR, US - Federal Kemper Life Assurance
                               Company, Schaumburg, Illinois.

                               YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this contract. Under a Nonqualified Plan when more than one person is named as Owner, the terms "You,""Your,""Yours," means joint Owners.

GENERAL PROVISIONS


The Entire Contract            This contract, any written application attached
                               to this contract, and any endorsements and riders constitute the entire contract between the parties. All statements made in any attached application are deemed representations and not warranties. No statement will void this contract or be used as a defense of a claim unless it is contained in an attached application.

Modification of                Only Our president, secretary and assistant
Contract                       secretaries have the power to approve a change or
                               waive any provisions of this contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this contract.

                               Upon notice to You, this contract may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this and We will obtain all required regulatory approvals.

Incontestability               We cannot contest this contract after it has been
                               in force for two years from the Issue Date.

Change of Annuity              You may write to Us prior to the death of an
Date                           Owner and the first Annuity payment date and
                               request a change of the Annuity Date. The new
                               Annuity Date must not be earlier than the minimum annuity date or beyond the maximum annuity date stated in the Contract Schedule.

Assignment                     No assignment under this contract is binding
                               unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner and beneficiary are subject to the assignment after We have recorded it. Any assignment will be subject to the interest of any previously named irrevocable beneficiary. Any claim is subject to proof of interest of the assignee.

Due Proof of Death             We must receive written proof of the Owner's
                               death in the form of a certified death
                               certificate when a death benefit is payable.

Reserves, Values               All reserves are equal to or greater than those
and Benefits                   required by statute. Any available contract
                               values and benefit are not less than the minimum required by the statutes of the state in which this contract is delivered.

Non-Participating              This contract does not pay dividends. It will not
                               share in Our surplus or earnings.

Reports At least once each Contract Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

Premium Taxes                  We will make a deduction for state premium taxes
                               in certain situations. On any contract subject to premium tax, as provided under applicable law, the tax will be deducted from: a. the Purchase
                               Payments when We receive them; b. the Contract
                               Value upon total withdrawal; or c. from the total
                               Contract Value applied to any Annuity option at the time Annuity payments start. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors                      The proceeds of this contract and any payment
                               under an Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.

S-3257                                                                    Page 4

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS


Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this contract including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership            You may change the Owner by written request
                               before the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of this contract. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect.
                               Any change is subject to the payment of any proceeds. We may require You to return this contract to Us for endorsement of a change.

Beneficiary                    The beneficiary initially designated is shown in
Designation and                the Contract Schedule. In the case of joint
Change of                      owners, the surviving joint Owner is
Beneficiary                    automatically the primary beneficiary of any
                               death benefit resulting from the death of a joint
                               Owner. You may change the beneficiary if You send
                               Us written notice in a form acceptable to Us.
                               Changes are subject to the following conditions:

                               1. Prior to the Annuity Date the change must be filed while You are alive;

                               2. After the Annuity Date the change must be filed while You and the Annuitant(s) are alive;

                               3. This contract must be in force at the time You file a change;

                               4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                               5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

                               6.  The request for change must provide
                                   information sufficient to identify the new beneficiary; and

                               7. In the case of joint Owners, the designation of a beneficiary(ies) other than the surviving joint Owner will be deemed to be a contingent beneficiary(ies).

                               We may require You to return this contract to Us for endorsement of a change.

Death of                       The interest of a beneficiary who dies before the
Beneficiary                    distribution of the death benefit will pass to
                               the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when You die.

Annuitant                      The original Annuitant is shown in the Contract
                               Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity
                               Date, a death benefit is not paid unless the Owner is a non-natural person.

                               Any subsequent Annuitant must not have attained Age 81 prior to the Issue Date.

PURCHASE PAYMENT PROVISIONS


Purchase Payment    Purchase payment and allocation limits are shown in the
Limitations         Contract Schedule.

                    We will not apply the maximum fixed account purchase payments per contract year limit shown in the Contract Schedule to purchase payment allocations that are part of a systematic investment program that has been approved by Us, but reserve the right to apply this or a modified limit to such allocations.

                    We will not accept a Purchase Payment received after the maximum purchase payment date shown in the Contract Schedule.

                    We reserve the right: (a) to not accept purchase payment allocations to the Fixed Account at any time when the interest rate We declare for the Fixed Account is equal to or less than an annual rate of 3%; and (b) to not apply this allocation limitation to Purchase Payments that are part of a systematic investment program that has been approved by Us.

                    We reserve the right to waive or modify these limits. We reserve the right to not accept any Purchase Payment.

Purchase Payment    Subject to the limitation shown below, Purchase Payments
Bonus               will be increased by the purchase payments bonus shown on
                    the Contract Schedule before being allocated to the various accounts of this contract.

                    We reserve the right to not increase a Purchase Payment by the purchase payment bonus if at the time the Purchase Payment is made the sum of partial withdrawals and loans made under this contract exceeds the sum of Purchase Payments and loan repayments.

Place of Payment    All Purchase Payments under this contract must be paid to Us at Our home office or such other location as We may select.
                    We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.



FIXED ACCOUNT PROVISIONS


Fixed Account       The Fixed Account Contract Value includes:
Contract Value

                    1.   Your Purchase Payments allocated to the Fixed Account;
                         plus

                    2.   amounts transferred to the Fixed Account; plus

                    3.   interest credited; minus

                    4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                    5.   any applicable portion of the Records Maintenance
                         Charge.


                    The initial annual effective fixed account interest rate, initial and subsequent interest rate periods and the minimum guaranteed fixed account interest rate are shown in the Contract Schedule.

                    We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                    We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.


S-3257                                                                    Page 5

S-3257                                                                    Page 6

VARIABLE ACCOUNT PROVISIONS


Separate Account    The variable benefits under this contract are provided
                    through the Separate Account identified in the Contract
                    Schedule. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this contract and may be allocated for certain other contracts and certificates We issue.

Liabilities of the  The assets equal to the reserves and other liabilities of
Separate Account    the Separate Account will not be charged with liabilities
                    arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation
                    Date.

Subaccounts         The Separate Account consists of multiple Subaccounts. We
                    may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, We may permit You to select other Subaccounts under the contract. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio that corresponds to one of the Subaccounts of the Separate Account.

                    If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved     We reserve the right, subject to compliance with the current
by the Company      law or as it may be changed in the future:

                    1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                    2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                    3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                    4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                    5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this contract.

                    When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

Accumulation        Each Subaccount has an Accumulation Unit value for each
Unit Value          combination of charges. When Purchase Payments or other
                    amounts are allocated to a Subaccount, a number of units are purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation
                    Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                    An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this contract will result in a change in the number of Accumulation Units.

Investment          Each Subaccount has an investment experience factor for each
Experience Factor   combination of charges. The investment experience factor of a Subaccount for a combination of charges for a Valuation
                    Period is determined by dividing 1. by 2. and subtracting 3.
                    from the result, where:

                    1.   is the net result of:

                         a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

                         b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                         c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                    2. the net asset value per share of the investment held in the Subaccount, determined at the end of the next Valuation Period.

                    3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.


TRANSFER AND WITHDRAWAL PROVISIONS


Transfer During     Any transfer request must clearly specify:
the Accumulation
Period              1.   the amount which is to be transferred; and

                    2.   the names of the accounts which are affected.

                    We reserve the right at any time and without notice to any party, to terminate, suspend, or modify the following transfer provision.

                    Transfers of Separate Account are subject to the following conditions:

                    1. The minimum amount which may be transferred out of or into a Subaccount is the minimum subsequent account allocation stated in the Contract Schedule or, if transfer smaller, the remaining value of the Subaccount. No partial may be made if the remaining value of the Subaccount will be less than the minimum initial account allocation shown in the Contract Schedule.

                    2. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                    3. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Contract Year.

                    4. Total transfers into the Fixed Account that would be credited an annual current interest rate of 3% or less in any Contract Year may not exceed 25% of the Contract Issue Value as of: (a) the prior Contract Anniversary; or (b) the Date, for transfers made prior to the first investment Contract Anniversary. Transfers made under a systematic program that has been approved by Us are not subject to this limitation but We reserve the right to apply this or a modified limit to such transfers.

                    5. We reserve the right: (a) not to allow any transfer into the Fixed Account if the Fixed Account interest rate with respect to that transfer would be less than or equal to an annual rate of 3%; and (b) to not apply this limitation to transfers made under a systematic investment program that has been approved by Us.


S-3257                                                                    Page 7

S-3257                                                                    Page 8

                    Transfers of Fixed Account Contract Value are subject to the following conditions:

                    1. The minimum amount which may be transferred is the minimum subsequent account allocation stated on the Contract Schedule or, if smaller, the value of this contract that remains in the Fixed Account.

                    2. Total transfers out of the Fixed Account in any Contract Year may not exceed 25% of the Fixed Account Contract Value as of: (a) the prior Contract Anniversary; or (b) the Issue Date, for transfers made prior to the first Contract Anniversary. The entire Fixed Account Contract Value may be transferred if the transfer out of the less than $5,000. Fixed Account would result in a Fixed Account Contract Value Transfers made under a systematic investment program that has been approved by Us are not subject to this limitation but we reserve the right apply this or a modified limit to such transfers.

                    3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                    4. We will transfer Purchase Payments and all related accumulations in the chronological order We received such Purchase Payments by Contract Year.


Withdrawals         During the Accumulation Period, You may withdraw all or part
During the          of the Contract Value reduced by any withdrawal charge, Debt
Accumulation        and applicable premium taxes.
Period
                    Withdrawals are subject to all of the following conditions:

                    1. You must return this contract to Us if You elect a total withdrawal.

                    2. Each withdrawal must be at least $500 or the value of this contract that remains in the Fixed Account or Subaccount if smaller.

                    3. The minimum subsequent account allocation stated in the Contract Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                    4. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount.

                    5. Withdrawals will reduce each investment option on a proportional basis unless You direct Us otherwise.

                    6. Withdrawals will first reduce Your Purchase Payments in the chronological order in which they were received and then reduce any earnings.

                    7. If a partial withdrawal would reduce the Contract Value to less than the minimum contract value after a partial withdrawal stated in the Contract Schedule, the partial withdrawal will be processed as a total withdrawal.


Withdrawal Charges  1.  All Purchase Payments in a given Contract Year and all related accumulations are totaled by account and each total is used separately in computing the withdrawal charge as stated in the withdrawal charge table shown in the Contract Schedule.

                    2. All amounts to be withdrawn and any applicable withdrawal charges will be charged first against Purchase Payments and all related accumulations in the chronological order We received such Purchase Payments by Contract Year.

                    3. Any amount withdrawn that is not subject to a withdrawal charge will be considered a partial free withdrawal.

                    4. In the event of a partial withdrawal, a partial free withdrawal is applied against Purchase Payments and all related accumulations in the chronological order We received such Purchase Payments by Contract Year even though the Purchase Payment and related accumulations are no longer subject to a withdrawal charge.

Transfer and        We will withdraw or transfer from the Fixed Account as of
Withdrawal          the Valuation Date that follows the date We receive the
Procedures          Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                    We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of        If the withdrawal or transfer is to be made from a
Withdrawal or       Subaccount, We may suspend the right of withdrawal or
Transfer            transfer or delay payment more than seven calendar days:

                    1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                    2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                    3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

                    We may defer the payment of a withdrawal or transfer from the Fixed Account for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Contract Value.


DEATH BENEFIT PROVISIONS

Amount Payable      If death occurs prior to the oldest Owner's age 75, the
Upon Death          death benefit is the greater of the following less Debt:

                    (a)  Contract value; and
                    (b)  Purchase Payment Death Benefit.

                    If death occurs after the oldest Owner's age 75, the death benefit is the Contract Value, less debt.

                    Purchase Payment Death Benefit is the sum of all Purchase Payments, less premium taxes, reduced by all adjustments for withdrawals.

                    Each adjustment for a withdrawal is equal to (1) divided by
                    (2), with the result multiplied by (3) where:

                    (1)  is the withdrawal and withdrawal charge amount, and
                    (2) is the Contract Value immediately prior to the withdrawal, and
                    (3) is the Purchase Payment Death Benefit immediately prior to the withdrawal.


S-3257                                                                    Page 9

S-3257
                                                                         Page 10

DEATH BENEFIT PROVISIONS (Continued)

                               We compute the Contract Value as of the end of the Valuation Period following Our receipt of due proof of death, the return of this contract, and such other information We may require to process the Death Benefit. We compute the Purchase Payment Death Benefit as of the date of death.

                               The amount computed is increased for Purchase Payments after the date of death and reduced by all adjustments for withdrawals after the date of death.





Payment of Death Benefits      A death benefit will be paid to the beneficiary
During the Accumulation        upon the death of the Owner, or a joint Owner,
Period                         during the Accumulation Period. If the Contract
                               Owner is a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                               We will pay the death benefit to the beneficiary after We receive due proof of death. We will then have no further obligation under this contract.

                               The entire interest in this contract must be distributed within five years from the date of death unless it is applied under an Annuity option or the spouse continues this contract as described below.

                               The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this contract, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                               If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the date of death.

Spousal Continuation           If this contract was issued as a Nonqualified
                               Plan or an Individual Retirement Annuity ("IRA") and Your spouse is the primary beneficiary when
                               You die, Your spouse may elect to be the successor Owner of this contract. This is known as a Spousal Continuation. In such a case, no death benefit will be payable upon Your death.

                               Upon Your death, Your surviving spouse may continue this contract thereby waiving claim to the death benefit otherwise payable. Electing to continue this contract under the Spousal Continuation provision of this contract will affect how the charges and benefits under this contract, and applicable endorsements are calculated or determined.

                               A spousal continuation has the following impact on this contract:

                               A. The Contract Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Contract Value one day prior to the date of continuance, such excess will be credited to the money market subaccount listed in the Contract Schedule. This amount may subsequently be transferred from the money market subaccount to other options under this contract.

                               B. After the spousal continuation, the death benefit payable will be determined as if:
                                   (1) this contract was issued on the date of continuance; and (2) the Contract Value applied on the date of continuance resulted from our receipt of an initial Purchase Payment.

                               C.  Withdrawal charges will not apply to
                                   withdrawals made from the Contract Value credited on the date of continuance. Withdrawal Charges will apply to Purchase Payments made after the date of continuance.

                               D. This contract may not be continued under a subsequent Spousal Continuation.


                               We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS


Annuity Options                You may annuitize this contract under one of the
                               following Annuity options:

Option 1                       We will make monthly payments for 10 years.
Certain Period Annuity

Option 2                       We will make monthly payments while the Annuitant
Life Annuity                   is alive.

Option 3                       We will make monthly payments for a 10-year
Life Annuity with              certain period and thereafter while the Annuitant
Installments Guaranteed        is alive.

Option 4                       We will pay the full monthly income while both
Joint and Survivor Annuity     Annuitant(s) are alive. Upon the death of either
                               Annuitant, We will continue to pay a percentage of the original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

Option 5                       We will make monthly payments for a 10 year
Joint and Survivor Annuity     certain period and thereafter while the
with Installments Guaranteed   Annuitants are alive.

Other Options                  We may make other Annuity options available.


Election of Annuity Option     We must receive an election of an Annuity option
                               in writing. You may make an election on or before the Annuity Date provided the Annuitant is alive.

                               A subsequent change of beneficiary, or an assignment of this contract will revoke an election unless the assignment provides otherwise.

                               Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made.

                               If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.


Electing a Fixed or Variable   You may elect a Fixed Annuity, a Variable Annuity
Annuity Option                 or a combination of both. The portion of the
                               Contract Value You elect to be paid as a Fixed
                               Annuity, if any, will be transferred to Our
                               General Account. We must receive your Fixed and Variable allocation election in writing at least seven days prior to the Annuity Date. If We do not receive notification from You, all the Contract Value will be paid to You as a Fixed
                               Annuity.

                               If your allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

                               Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in this contract. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                               The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.


S-3257                                                                   Page 11

S-3257                                                                   Page 12

Fixed Annuity                  The portion of the Contract Value You elected to
                               have paid to you as a Fixed Annuity less any withdrawal charge, charges for other benefits, and Records Maintenance Charge will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.


Variable Annuity               The portion of the Contract Value You elect to
                               have paid to you as a Variable Annuity is first reduced by any withdrawal charge, charges for other benefits, and Records Maintenance Charge.
                               The value that remains is used to determine the first monthly Annuity payment. The first monthly
                               Annuity payment is based on the guaranteed
                               Annuity option shown in the Annuity Option Table.

                               The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Contract Value is allocated. You may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

                               The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                               a. is the amount of the monthly payment that can be attributed to that Subaccount; and

                               b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

                               The Valuation Period includes the date on which the payment is made.


                               Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. multiplied by b. where:

                               a. is the number of Annuity Units per payment in each Subaccount; and

                               b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.


Annuity Unit Value             The Valuation Period includes the date on which
                               the payment is made. The value of an Annuity Unit for each Subaccount at the end of any Valuation
                               Period is determined by multiplying the result of
                               a. times b., with the result multiplied by c., where:

                               a. is the Annuity Unit value for the immediately preceding Valuation Period; and

                               b. is the net investment experience factor for the Valuation Period for which the Annuity Unit value is being calculated; and

                               c.  is the interest factor of .99993235 per
                                   calendar day of such subsequent Valuation
                                   Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.


Basis of Annuity Options       The guaranteed monthly payments are based on an
                               interest rate of 2.50% per year and, where mortality is involved, the "Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year 2015. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50%, but not greater than 5.00%.


Withdrawal Charge              Upon annuitization, a withdrawal charge will be
Upon Annuitization             applied as shown in the Contract Schedule. The
                               withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between Subaccounts  During the Annuity Period, You may make transfers between Subaccounts subject to the following:

                               1. You must send Us written notice in a form satisfactory to Us.

                               2. Transfers between Subaccounts are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

                               3. You may not have more than three Subaccounts at any time.

                               4. At least $5,000 of Annuity Unit value must be transferred from a Subaccount, unless the transfer will eliminate Your interest in the Subaccount.

                               5. At least $5,000 of Annuity Unit value must remain in the Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                               6. If We receive notice of a transfer between Subaccounts more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                               7. If We receive notice of a transfer between Subaccounts less than seven (7) days before an Annuity Payment date, the transfer is effective during the Valuation Period after the Annuity Payment date.

                               We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

                               When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to a. multiplied by b. divided by c., where:

                               a. is the number of Annuity Units per payment in the Subaccount from which the transfer is being made;

                               b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

                               c. is the Annuity Unit value for the Subaccount to which the transfer is being made.




Conversion from a Fixed        During the Annuity Period, You may convert Fixed
Annuity Payment                Annuity payments to Variable Annuity payments
                               subject to the following:

                               1. You must send Us written notice in a form satisfactory to Us.

                               2. At least $30,000 of annuity reserve value must be transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

                               3. At least $30,000 of annuity reserve value must remain in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

                               4. Conversions from a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                               5. We must receive notice at least thirty (30) days prior to the anniversary.

                               We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                               When a conversion is made from a Fixed Annuity payment to a Variable Annuity payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided by c., where:


S-3257                                                                   Page 13

                               a. is the annuity reserve being transferred from Our General Account;

                               b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

                               c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                               The Annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

                               Money converted to a Variable Annuity payment will be applied under the same Annuity option as originally selected.

Conversion to a                During the Annuity Period, You may convert
Fixed Annuity Payment          Variable Annuity payments to Fixed Annuity
                               payments subject to the following:

                               1. You must send Us written notice in a form satisfactory to Us.

                               2. At least $30,000 of Annuity Unit value must be transferred to Our General Account from the Subaccounts.

                               3. At least $5,000 of Annuity Unit value must remain in a Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                               4. Conversions to a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                               5.   We must receive notice at least thirty
                                    (30) days prior to the anniversary.

                               We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                               When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of a. multiplied by b. multiplied by c., where:

                               a. is the number of Annuity Units representing Your interest in such Subaccount per Annuity payment;

                               b.   is the Annuity Unit value for such
                                    Subaccount; and

                               c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                               Money converted to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death               If an Annuitant dies after the Annuity Date, the
Benefits During the            death benefit, if any, will depend on the
Annuity Period                 Annuity option in effect.

                               If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

                               1.   If the Owner was the sole Owner, the
                                    remaining Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                               2.   If the contract has joint Owners, the
                                    Annuity payments will be payable to the
                                    surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon Death        When the Annuitant or surviving joint Annuitant
of Annuitant: Under Options    dies, We will automatically continue any unpaid
1, 3 or 5                      installments for the remainder of the certain
                               period under Option 1, Option 3 or Option 5 to the Owner. However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                               For a Fixed Annuity option the applicable interest rate is the greater of:

                               (a) the ten year treasury constant maturity plus 3%, and

                               (b)  the rate used to determine the initial
                                    payment plus 2%.

                               For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                               The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary Agreement        A supplementary agreement will be issued to
                               reflect payments that will be made under an Annuity option.

Date of First Payment          Interest, under an Annuity option, will start to
                               accrue on the effective date of the supplementary agreement. The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex and       We may require satisfactory evidence of the Age,
Survival                       sex and the continued survival of any person on
                               whose life the income is based.

Misstatement of Age or Sex     If the Age or sex of the Annuitant has been
                               misstated, the amount payable under the contract will be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex.
                               Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this contract.

S-3257                                                                   Page 16

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Certain Period Annuity
 Number
 of years            Monthly
 selected            Payment
    10                 9.39

Options Two and Three - Life Annuity and Life Annuity With Installments
Guaranteed

Age of               Monthly Payments Guaranteed    Age of       Monthly Payments Guaranteed
Male                                                Female
Annuitant    None               120                 Annuitant    None                   120
   55        4.00              3.96                    55        3.71                  3.70
   56        4.08              4.04                    56        3.78                  3.76
   57        4.17              4.12                    57        3.86                  3.83
   58        4.26              4.21                    58        3.93                  3.91
   59        4.36              4.30                    59        4.02                  3.99
   60        4.46              4.40                    60        4.10                  4.07
   61        4.57              4.50                    61        4.20                  4.16
   62        4.69              4.60                    62        4.29                  4.25
   63        4.81              4.71                    63        4.40                  4.35
   64        4.95              4.83                    64        4.51                  4.45
   65        5.09              4.95                    65        4.63                  4.56
   66        5.24              5.08                    66        4.75                  4.68
   67        5.41              5.22                    67        4.89                  4.80
   68        5.58              5.36                    68        5.03                  4.93
   69        5.76              5.50                    69        5.19                  5.06
   70        5.96              5.65                    70        5.36                  5.21
   71        6.17              5.81                    71        5.54                  5.36
   72        6.39              5.97                    72        5.73                  5.52
   73        6.62              6.13                    73        5.94                  5.69
   74        6.88              6.30                    74        6.17                  5.86
   75        7.14              6.47                    75        6.41                  6.04
   76        7.43              6.65                    76        6.68                  6.23
   77        7.73              6.83                    77        6.96                  6.42
   78        8.06              7.01                    78        7.26                  6.62
   79        8.41              7.18                    79        7.59                  6.82
   80        8.79              7.36                    80        7.95                  7.02
   81        9.19              7.54                    81        8.34                  7.23
   82        9.62              7.71                    82        8.76                  7.43
   83       10.08              7.88                    83        9.21                  7.62
   84       10.57              8.04                    84        9.71                  7.81
   85       11.10              8.20                    85       10.24                  8.00

Option Four - Joint and 100% Survivor Annuity

Age of                                   Age of Female Annuitant
Male
Annuitant   55           60           65           70           75           80           85
55         3.38         3.53         3.67         3.77         3.86         3.91         3.95
60         3.48         3.68         3.88         4.06         4.20         4.30         4.37
65         3.56         3.81         4.08         4.35         4.59         4.77         4.91
70         3.62         3.92         4.26         4.63         4.99         5.32         5.57
75         3.65         3.99         4.39         4.87         5.39         5.90         6.34
80         3.68         4.03         4.49         5.05         5.73         6.46         7.18
85         3.69         4.06         4.55         5.18         5.99         6.96         8.01

Option Five - Joint and Survivor Annuity with Installments Guaranteed for 10 years

Age of                                   Age of Female Annuitant
Male
Annuitant   55           60           65           70           75           80           85
55         3.38         3.53         3.66         3.77         3.85         3.91         3.94
60         3.48         3.68         3.88         4.05         4.19         4.29         4.35
65         3.56         3.81         4.08         4.34         4.57         4.74         4.86
70         3.61         3.91         4.25         4.61         4.96         5.26         5.46
75         3.65         3.98         4.38         4.84         5.33         5.78         6.13
80         3.67         4.03         4.47         5.01         5.63         6.26         6.78
85         3.69         4.05         4.52         5.12         5.84         6.63         7.34

Rates for ages not shown here will be provided upon request.

FLEXIBLE PREMIUM  FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

NON-PARTICIPATING

THE INITIAL INTEREST RATE IS GUARANTEED FOR ONLY A LIMITED PERIOD OF TIME. WITHDRAWALS MAY BE SUBJECT TO A WITHDRAWAL CHARGE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

This a legal contract between the Owner and Federal Kemper Life Assurance
Company

READ YOUR CONTRACT CAREFULLY.





Federal Kemper Life Assurance Company
1600 McConnor Parkway, Schaumburg, Illinois  60196-6801